EXHIBIT 99.1

LANTRONIX, INC. ANNOUNCES PARTIAL EXERCISE OF OVER-ALLOTMENT OPTION RELATED TO CLOSING OF COMMON STOCK OFFERING

IRVINE, California, May 10, 2012 — Lantronix, Inc. (the “Company”) (NASDAQ: LTRX), a leading global provider of smart M2M connectivity solutions, today announced the sale of 151,400 shares of common stock pursuant to the partial exercise of the over-allotment option granted to the underwriters of the previously announced public offering. The shares were sold at $2.50 per share. As a result of the exercise of the over-allotment option, the Company received net proceeds of approximately $348,000 after deduction of underwriting discounts and other estimated offering expenses payable by the Company.

Roth Capital Partners served as the sole manager in the offering.

Electronic copies of the final prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147 or email: rothecm@roth.com or by accessing the U.S. Securities and Exchange Commission's ("SEC") website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.

A registration statement relating to these securities was filed with, and has been declared effective by, the SEC.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify access and communication with and between virtually any electronic device. Our smart connectivity solutions enable sharing data between devices and applications to empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely and securely connect electronic equipment via networks and the Internet. Founded in 1989, Lantronix serves some of the largest medical, security, industrial and building automation, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif.

For more information, visit www.lantronix.com. The Lantronix blog, http://www.lantronix.com/blog, features industry discussion and updates.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our future business plans, future financial position, future results of operations and future product development strategies and schedules. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results to vary, include, but are not limited to: our ability to raise additional capital when and to the extent necessary; final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; our ability to implement the planned cost reduction program; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Annual Report on Form 10-K for the year ended June 30, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2011, December 31, 2011, and March 31, 2012. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. If the Company does update or correct one or more of these forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections.

Investor Relations Contacts:

Lantronix, Inc.
Jeremy Whitaker
Chief Financial Officer
(949) 453-3990

E.E. Wang Lukowski
investors@lantronix.com
310-877-6039